Exhibit 99.1

DigiMark, LLC

Financial Statements

For the Years Ended December 31, 2010 and 2009

DigiMark, LLC

Financial Statements

For the Years Ended December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
DigiMark, LLC

We have audited the accompanying consolidated balance sheets of DigiMark, LLC (the “Company”) as of December 31, 2010 and 2009 and the related statements of operations, members' equity (deficit) and cash flows for the twelve month periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DigiMark, LLC as of December 31, 2010 and 2009, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations prior to the fiscal year ended December 31, 2010 and has a net working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
January 25, 2012

DigiMark, LLC
Balance Sheets

	December 31,
	2010	2009

Current Assets
Cash	$1,219	$1,358
Accounts receivable	37,000	8,066
Other current assets	5,500	-
Total current assets	43,719	9,424

TOTAL ASSETS	$43,719	$9,424

Current Liabilities
Accounts payable	$67,190	$37,328
Accrued expenses and current liabilities	58,880	70,651
Revolving line of credit	45,068	43,101
Deferred revenue	10,833	30,411
Notes payable - related parties	8,000	13,000
Notes payable	150,000	2,000
Accrued interest	629	-
TOTAL LIABILITIES	340,600	196,491

Members' Equity (Deficit)
Contributed capital	(236,675)	(57,463)
Accumulated earnings (deficit)	(60,206)	(129,604)
TOTAL MEMBERS' EQUITY (DEFICIT)	(296,881)	(187,067)
TOTAL LIABILITIES & MEMBERS' EQUITY (DEFICIT)	$43,719	$9,424

The accompanying notes are an integral part of these financial statements.

DigiMark, LLC
Statements of Operations

	Years ended
	December 31,
	2010	2009
Revenues	$838,550	$307,810
Cost of revenues	357,717	125,404
Gross margin	480,833	182,406

Operating expenses
Sales and marketing	253,934	141,529
General and administrative	119,691	71,868
Total operating expenses	373,625	213,397

Income from operations	107,208	(30,991)
Interest expense	(37,810)	(14,592)
Net income (loss)	$69,398	$(45,583)

The accompanying notes are an integral part of these financial statements.

DigiMark, LLC
Statements of Changes in Members' Equity (Deficit)

	Contributed Capital	Accumulated Earnings (Deficit)	Accumulated Withdrawals	Members' Equity (Deficit)

Balance at December 31, 2008	71,627	(84,021)	-	(12,394)

Contributions from owners	76,918			76,918
Withdrawals from owners			(206,008)	(206,008)
Net loss for year ended December 31, 2009		(45,583)		(45,583)
Balance at December 31, 2009	148,545	(129,604)	(206,008)	(187,067)

Contributions from owners	8,859			8,859
Withdrawals from owners			(188,071)	(188,071)
Net income for year ended December 31, 2010		69,398		69,398
Balance at December 31, 2010	157,404	(60,206)	(394,079)	(296,881)

The accompanying notes are an integral part of these financial statements.

DigiMark, LLC
Statements of Cash Flows

	Years ended December 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$69,398	$(45,583)
Adjustments to reconcile net income (loss) to
cash flows provided by operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(28,934)	(6,721)
Other current assets	(5,500)	-
Accounts payable	29,862	32,328
Accrued expenses and current liabilities	(11,771)	70,277
Deferred revenue	(19,578)	28,795
Accrued interest	629	-
Net cash provided by operating activities	34,106	79,096

Cash flows from financing activities:
Revolving line of credit	1,967	43,101
Capital contribution	8,859	76,918
Return of capital contribution	(188,071)	(206,008)
Principal payments on notes payable - related party	(5,000)	-
Principal payments on notes payable	(2,000)	-
Proceeds from notes payable	150,000	(8,900)
Proceeds from notes payable - related party	-	13,000
Net cash provided by financing activities	(34,245)	(81,889)

Change in cash during year	(139)	(2,793)
Cash, beginning of year	1,358	4,151
Cash, end of year	$1,219	$1,358

Supplemental disclosure of cash flow information:
Cash paid during period for :
Interest	$38,391	$6,592
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

DigiMark, LLC
Notes to Financial Statements

1.	Summary of significant accounting policies

Nature of operations

DigiMark, LLC (“the Company”) is a provider of mobile marketing technology that enables major brands and enterprises to engage consumers via their mobile phones and other smart devices.  Interactive electronic communications with consumers is a complex process involving communication networks and software.  The Company removes this complexity through its suite of services and technologies thereby enabling brands, marketers, and content owners to communicate with their customers and consumers in general.

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Going concern

The Company’s financial statements have been prepared assuming that they will continue as a going concern.  Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.   However, the Company has incurred losses prior to the year ended December 31, 2010, has a net working capital deficiency, and has an accumulated deficit of $60,206 as of December 31, 2010.  These factors among others create a substantial doubt about the Company’s ability to continue as a going concern. The Company is dependent upon sufficient future revenues or obtaining financing in order to meet the Company’s operating cash requirements.  Barring the Company’s generation of revenues in excess of its costs and expenses or its obtaining additional funds from equity or debt financing, the Company will not have sufficient cash to continue to fund the operations of the Company through December 31, 2011.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Significant estimates used are those related to asset impairments, the valuation and useful lives of depreciable tangible assets, and the valuation allowance of deferred tax assets.  Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

Revenue recognition

The Company generates revenue from licensing its software to clients in its software as a service (Saas) model, per-message and per-minute transactional fees, and customized professional services. The Company recognizes license fees over the period of the contract, service fees as the services are performed, and per-message or per-minute transaction revenue when the transaction takes place.  The Company recognizes revenue at the time that the services are rendered, the selling price is fixed, and collection is reasonably assured, provided no significant obligations remain.  The Company considers authoritative guidance on multiple deliverables in determining whether each deliverable represents a separate unit of accounting.  Cash received in advance of the performance of services is recorded as deferred revenue.  Deferred revenues totaled $10,833 at December 31, 2010 and $30,411 at December 31, 2009 and are included in the accompanying balance sheet line item deferred revenue.

Cash and cash equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents.  Cash equivalents primarily represent funds invested in money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.  At December 31, 2010 and 2009, respectively, the Company had no cash equivalents.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts. The Company grants unsecured credit to substantially all of its customers.  Ongoing credit evaluations are performed and potential credit losses are charged to operations at the time the account receivable is estimated to be uncollectible.  Since the Company cannot necessarily predict future changes in the financial stability of our customers, the Company cannot guarantee that its reserves will continue to be adequate.  The Company did not have an allowance for doubtful accounts at December 31, 2010 and 2010, respectively.

Income taxes

Organized as a limited liability company, the Company is not a taxable entity for income tax purposes.  Items of membership income, deductions and credits are allocated among the members for inclusion in their respective income tax returns.

Fair value of financial instruments

Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. The adoption of ASC 820-10 did not have a material impact on the Company's financial position or operations, but does require that the Company disclose assets and liabilities that are recognized and measured at fair value on a non-recurring basis, presented in a three-tier fair value hierarchy, as follows:

●	Level 1. Observable inputs such as quoted prices in active markets;
●	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
●	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

No assets were valued at fair value on a recurring or non-recurring basis as of December 31, 2010 or December 31, 2009, respectively.

Effective October 1, 2008, the Company adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value. Neither of these statements had an impact on the Company's financial position, results of operations or cash flows. The carrying value of cash and cash equivalents, accounts payable, accrued liabilities and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Recently adopted accounting pronouncements

Accounting standards promulgated by the FASB are subject to change.  Changes in such standards may have an impact on the Company’s future financial statements.  The following are a summary of recent accounting developments.

In June 2009, the FASB issued additional guidance which requires an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity.  The primary beneficiary of a variable interest entity is that the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  The guidance also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity.  The new guidance was effective for the Company beginning January 1, 2010.  The adoption of this guidance did not have a material impact on its financial statements.

In January 2010, the FASB issued revised authoritative guidance that requires more robust disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1, 2 and 3. This guidance is effective for interim and annual reporting periods beginning after December 15, 2009 (which is January 1, 2010 for the Company) except for the disclosures about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years (which is January 1, 2011 for the Company). Early application is encouraged. The revised guidance was adopted as of January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations and cash flows.

In December 2010, the FASB issued FASB ASU No. 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts,” which is now codified under FASB ASC Topic 350, “Intangibles — Goodwill and Other.” This ASU provides amendments to Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not goodwill impairment exists. When determining whether it is more likely than not impairment exists, an entity should consider whether there are any adverse qualitative factors, such as a significant deterioration in market conditions, indicating impairment may exist. FASB ASU No. 2010-28 is effective for fiscal years (and interim periods within those years) beginning after December 15, 2010. Early adoption is not permitted. Upon adoption of the amendments, an entity with reporting units having carrying amounts which are zero or negative is required to assess whether is it more likely than not the reporting units’ goodwill is impaired. If the entity determines impairment exists, the entity must perform Step 2 of the goodwill impairment test for that reporting unit or units. Step 2 involves allocating the fair value of the reporting unit to each asset and liability, with the excess being implied goodwill. An impairment loss results if the amount of recorded goodwill exceeds the implied goodwill. Any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of adoption. This ASU is not expected to have any material impact to the Company’s financial statements.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This update clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This update is effective on a prospective basis for annual and interim reporting periods beginning on or after December 15, 2011, which for the Company is January 1, 2012. The Company does not expect that adopting this update will have a material impact on its financial statements.

2.	Related parties

The Company issued an unsecured note payable to a related party in 2009.  Interest does not accrue on this note, and the company makes monthly payments of $195.  Imputed interest on this note is immaterial.  The note payable is classified as current liabilities on the Company’s balance sheets.  The balances are $13,000 and $8,000 as of December 31, 2009 and 2010, respectively.

3.	Revolving line of credit

DigiMark, LLC was party to a revolving line of credit with JP Morgan Chase Bank dated July 29, 2009.  DigiMark, LLC was entitled to borrow up to $45,000 for working capital.  The credit agreement was evidenced by a promissory note dated July 29, 2009.  Interest charged on the outstanding principal balance of the line of credit was variable and equal the sum of the Prime rate plus 1.5 percentage points.  Interest incurred on the line of credit was $2,884 and $1,929 for the years ended December 31, 2010 and 2009, respectively.

At December 31, 2010 and 2009, DigiMark, LLC had an aggregate principal amount outstanding of $45,068 and $43,101, respectively, on the revolving line of credit.

4.	Notes payable

In 2008, DigiMark, LLC informally borrowed $10,000 from a third party with no formal note agreement.  The majority of the funds were repaid in 2009.  The balances outstanding at December 31, 2010 and 2009 were $0 and $2,000 respectively.

On February 18, 2010, DigiMark entered into Note Agreements with third parties for a total of $20,000.  Each note carries a 15% interest rate per anum and is due in full by March 1, 2012.  These notes remain outstanding at December 31, 2010.

On June 1, 2010, DigiMark entered into Secured Promissory Notes with third parties for a total of $30,000.  Each note carries a 140% interest rate per anum and is due in full by June 1, 2011.  These notes remain outstanding at December 31, 2010.

On November 4, 2010, DigiMark entered into a Promissory Note with a third party for $100,000.  The note carries a 12% interest rate per annum in the first year, 15% interest per annum in the second year and is due in full by November 4, 2012.  This note remains outstanding at December 31, 2010.

5.	Members’ equity

On April 2, 2009, Digimark LLC entered into an agreement with and accredited investor for $5,000 in exchange for 0.1% interest in DigiMark, LLC and quarterly dividend payments made based on gross revenue.

On July 1, 2009, Digimark LLC entered into an agreement with and accredited investor for $5,000 in exchange for 0.1% interest in DigiMark, LLC and quarterly dividend payments made based on gross revenue.

On July 1, 2009, Digimark LLC entered into an agreement with and accredited investor for $50,000 in exchange for 2.2% interest in DigiMark, LLC and quarterly dividend payments made based on gross revenue.

During the year ended 2009, the Company received additional capital contributions from its owners totaling $16,918.  During the year ended 2009, the Company returned capital contributions of $206,008.

During the year ended 2010, the Company received capital contributions from its owners totaling $8,859.  During the year ended 2010, the Company returned capital contributions of $188,071.

6.	Commitments and contingencies

The Company has no operating leases or other commitments and contingencies.

7.	Subsequent events

On August 9, 2011, the Company sold substantially all of the assets of the Company to CommerceTel Corporation (“CommerceTel”).  The consideration received pursuant to the sale of assets consisted of 519,540 shares of CommerceTel’s common stock, $120,514 in cash at closing, a secured subordinated promissory note in the principal amount of $175,000, an unsecured subordinated promissory note in the principal amount of $194,658, and an earn-out (to be received 20 months after closing of the transaction) of a number of shares of common stock of CommerceTel equal to (a) 1.5, multiplied by CommerceTel’s net revenue from acquired customers and customer prospects for the twelve-month period beginning six months after the closing date, divided by (b) the average of the volume-weighted average trading prices of CommerceTel’s common stock for the 25 trading days immediately preceding the earn-out payment (subject to a collar of $1.49 and $2.01 per share).